Exhibit 2

PLAN AND AGREEMENT OF REORGANIZATION

THIS PLAN AND AGREEMENT OF REORGANIZATION (hereinafter referred to as the "Agreement") is entered into as of this 7th day of June, 2002, by and between CAVIO CORPORATION (hereinafter referred to as "CAVIO"), DISCOVERY INVESTMENTS, INC. (hereinafter referred to as "DCIV") and the principals of DCIV and the undersigned Securityholder of CAVIO (hereinafter referred to as "Securityholder").

WITNESSETH

     WHEREAS CAVIO CORPORATION is a Washington corporation with authorized capital stock of 200,000,000 common shares par value and 15,000,000 preferred shares without par value of which a total of 17,681,000 shares (common - 15,987,375; preferred - 1,693,625) of capital stock are issued and outstanding or issuable pursuant to outstanding warrant, options, preferred shares and other convertible securities on a fully diluted basis (the "Cavio Securities").

     WHEREAS, DCIV is a Nevada corporation with authorized capital stock of 25,000,000 shares of $0.001 par value Common Stock, of which 24,499,600 shares are issued and outstanding as of the date hereof. The authorized capital of DCIV is to be increased to 100,000,000 shares prior to closing.

     WHEREAS, DCIV desires to purchase from Securityholder all of the issued and outstanding securities of CAVIO owned by Securityholder in exchange, solely for DCIV securities ("DCIV Securities"); and

     WHEREAS, it is the intention of Securityholder to exchange the CAVIO Securities held by it for DCIV Shares, on the terms and conditions set forth herein; and

     WHEREAS, it is the intention of DCIV, CAVIO and Securityholder that the transactions contemplated hereby constitute a tax-free "reorganization" as defined under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that all the terms and provisions of this Agreement be interpreted, construed and enforced to effectuate this intent.

     NOW THEREFORE in consideration of the foregoing and the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows:

Article I

EXCHANGE

     1.1 Exchange of Securities of CAVIO. At the Closing Date as defined in section 8.1 hereof in accordance with the provisions of this Agreement and applicable law, Securityholder shall transfer and DCIV shall acquire all of the CAVIO Securities owned by Securityholder.

Article II

CONSIDERATION

     2.1 Exchange. Securityholder and DCIV agree that all of the CAVIO Securities owned by Securityholder shall be exchanged with DCIV for 14,000,000 shares of DCIV in accordance with Schedule "A" attached hereto. Such securities shall be issued in certificates in such denominations, amounts and names as may be requested by Securityholder.

     2.2 Investment Intent. Securityholder represents and warrants that each is acquiring said securities for investment purposes only and not with a view towards resale or redistribution in violation of state and federal securities laws. Upon request, Securityholder agrees to deliver to DCIV at the closing, or after, a letter setting forth an agreement that said securities are being acquired for investment purposes only and will not be sold except in compliance with the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

     2.3 Restricted DCIV Securities. Securityholder further acknowledges that the DCIV Securities and any other securities being issued have not been registered under the Securities Act of 1933 and are "restricted securities" as that term is defined in Rule 144 promulgated thereunder and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration is available. The certificates evidencing the DCIV Securities shall contain a legend to the foregoing effect and the Securityholder shall deliver at closing a letter agreement acknowledging the fact that the DCIV Securities are restricted securities and agreeing to the foregoing transfer restrictions.. Securityholder also acknowledges that the DCIV Securities and any other securities being issued are subject to the securities laws of British Columbia and subject to an indefinite hold period and any resale must comply with applicable securities laws.

     2.4 Delivery. At said closing, Securityholder shall deliver certificates for the shares of CAVIO, duly endorsed in negotiable form, with signatures guaranteed, free and clear from all claims and encumbrances, and deliver such other agreements or documents representing the securities of CAVIO for cancellation and surrender (the "Security Certificate").

Article III

REPRESENTATIONS AND WARRANTIES OF DCIV

     DCIV represents and warrants to Securityholder as follows:

     3.1 Organization. DCIV is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Nevada and has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     3.2 Capitalization. As of the closing date, the authorized capital stock of DCIV shall consist of 25,000,000 shares of $0.001 par value common stock, of which 24,499,600 are issued and outstanding. All said shares are validly issued, fully paid and non-assessable. The authorized capital of DCIV shall be increased to 100,000,000 shares prior to closing.

     3.3     The names of the current directors and officers of DCIV are:

Donald Bell - President, Secretary, Treasurer and Director

     3.3 Financial Statements. DCIV has furnished to Securityholder unaudited management prepared financial statements as of March 31, 2002 which fairly present the financial condition of DCIV. (the "DCIV Financial Statements").

     3.4 Changes in Financial Condition. Except as it relates to the transactions contemplated by this Agreement, from the date of the DCIV Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of DCIV from that set forth or reflected in the DCIV Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

     3.5 Authorization. DCIV has the power to enter into this Agreement, and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of DCIV. Other than approval by the Board of Directors DCIV, no proceedings are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of DCIV enforceable in accordance with its terms. Also, the current Board of Directors of DCIV warrants that they have received the necessary shareholder and / or any other required approval to effect its obligations under clauses 8.2(e) and (f) of this agreement.

     3.6 Effect of Agreement. The execution and delivery by DCIV of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of DCIV, or any material agreement or instrument to which DCIV is a party or by which it is bound or is subject; (ii) nor will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of DCIV.

     3.7 Minutes Book. The records of meetings and other corporate actions of DCIV (including any committees of the Board) which are contained in the Minute books of DCIV contain complete and accurate records of the matters reflected in such minutes.

     3.8 Litigation; Claims. DCIV is not a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against DCIV or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of DCIV or the ability of DCIV to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     3.9 Taxes and Reports. At the Closing Date, DCIV (i) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has either paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including the Closing Date.

     3.10 Compliance with Laws and Regulations. To the best of DCIV's knowledge DCIV has complied with, and are not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of DCIV's businesses.

     3.11 Finders. DCIV is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

     3.12 Nature of Representations. DCIV has taken reasonable care to ensure that all disclosures and facts are true and accurate, and that there are no other material facts, the omission of which would make misleading any statement herein. Further, to the best of DCIV's knowledge, no representation, warranty or agreement made by DCIV in this agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

Article IV

REPRESENTATIONS AND WARRANTIES OF CAVIO AND SECURITYHOLDER

     CAVIO and Securityholder, and each of them, represent and warrant to DCIV where applicable as follows:

     4.1 Organization. CAVIO is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Washington has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     4.2 Capitalization. The authorized capital stock of CAVIO consists of 200,000,000 common shares without par value and 15,000,000 preferred shares without par value of which a total of 17,681,000 shares (common - 15,987,375; preferred - 1,693,625) of capital stock are issued and outstanding or issuable pursuant to outstanding warrants, options, preferred shares and other convertible securities on a fully diluted basis. All said shares are validly issued, fully paid and non-assessable. Other than the securities included in the 17,681,000 shares, there are no outstanding options, warrants, rights, commitments or agreements of any kind relating to the issuance of any shares of Common Stock or other equity or convertible security of CAVIO to any person. None of the shares of Common Stock of CAVIO is reserved for any purpose. CAVIO is not subject to any obligation (contingent or otherwise), nor does it have any option to repurchase or otherwise acquire or retire any shares of its Common Stock.

     4.3 Authority. CAVIO and Securityholder have the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors and/or Securityholders of Securityholder, no proceedings on the part of Securityholder are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of CAVIO and Securityholder enforceable in accordance with its terms.

     4.4 Financial Statements. CAVIO has furnished to DCIV audited management prepared financial statements as of October 31, 2001 and unaudited financial statements as of March 31, 2002 which farily present the financial condition of Cavio (the "Cavio Financial Statements").

     4.5 Changes in Financial Condition. From the date of the Cavio Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of CAVIO from that set forth or reflected in the Cavio Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

     4.6 Title to Assets. CAVIO has and on the Closing Date will have good record and marketable title to all its assets. Such assets are subject to no mortgage, pledge, lien, conditional sales agreement, lease, encumbrance or charge whatsoever. Additionally, Securityholder can deliver the Cavio Securities free and clear of all liens and encumbrances.

     4.7 All Patent/License Rights. To the best of its knowledge, CAVIO owns or possesses the requisite licenses or other rights to use all licenses, patents, trademarks, service marks, service names and trade names presently used. There is no claim or action by any person, or proceeding pending, or threatened which challenges the exclusive rights of CAVIO with respect to said rights used, or contemplated to be used, in CAVIO's business. Nothing herein contained have or shall be deemed to constitute a representation or warranty that such licenses, patents, trademarks, or trade names may not be utilized or challenged in the future, and that they will be upheld if challenged.

     4.8 Contracts/Other Rights. Prior to the closing, CAVIO will furnish DCIV with a true and complete list and description of all material contracts and licenses entered into by CAVIO (the "Contracts") , including any contracts, licenses by and between CAVIO and Securityholder, between them and with others. Each of the agreements, contract, commitments, leases, plans and other instruments, documents and undertakings to be supplied is valid and enforceable in accordance with its terms. CAVIO is not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed in writing at the time of delivery, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of CAVIO, contains any contractual requirement with which there is a likelihood CAVIO will be unable to comply.

     4.9 Competition. Except as set forth in the Contracts described in 4.8 above, neither CAVIO, nor any officer or director or Securityholder of CAVIO has any material direct or indirect financial or economic interest in any related industry entity or in any competition or customer of CAVIO.

     4.10 Effect of Agreement. The execution and delivery by CAVIO and Securityholder of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of CAVIO, or any material agreement or instrument to which CAVIO or Securityholder is give to rise to any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of CAVIO.

     4.11 Personal Property. All of the property, assets and equipment owned by or used by CAVIO is in good repair, well maintained, and in good and satisfactory operating condition consistent with their age, free from any known defects, except such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations and such property, assets, and equipment which is owned by CAVIO is valued on the Cavio Financial Statements at original purchase price less reasonable depreciation consistently applied in accordance with generally accepted accounting principles.

     4.12 Litigation; Claims. Except as noted in the second paragraph of this subsection, neither Securityholder nor CAVIO is a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against CAVIO or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of CAVIO or the ability of CAVIO to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     CAVIO and Securityholder are aware of potential or threatened litigation concerning a similar agreement entered into by CAVIO and Securityholder with Cavio International Corporation ("CVIC"). CAVIO and Securityholder do not wish to complete the transaction contemplated under the agreement with CVIC and have advised CVIC and its legal counsel accordingly. As of the date hereof no legal action has been commenced by CVIC, but if commenced, CAVIO believes its legal defence to such action to be of merit. DVIC acknowledges the existence of this potential claim.

     4.13 Taxes and Reports. At the Closing Date, CAVIO (i) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has either paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including the Closing Date. No state of facts exists or has existed which would constitute grounds for the assessment of any taxes with respect to the periods which have not been audited by the Internal Revenue Service or any other taxing authority. There are no outstanding tax elections, or agreements or waivers extending the statutory period of limitation, applicable to any federal or state return for taxes of CAVIO for any period.

     4.14 Compliance with Laws and Regulations. To the best of their knowledge, CAVIO and Securityholder have complied with, and are not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of CAVIO's businesses, which violation might have a material adverse effect on the business or financial condition of CAVIO.

     4.15 Finders. CAVIO and Securityholder, and each of them, are not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

     4.16 Leases. Prior to the closing, CAVIO will furnish DCIV with true and complete list and description of all leases of real property and equipment by and between CAVIO and the lessees. Each of said leases are valid and enforceable in accordance with its terms.

     4.17 Nature of Representation. CAVIO and Securityholder have taken reasonable care to ensure that all disclosures and facts are true and accurate and that there are no other material facts, the omission of which would make misleading any statement herein. Further, no representation, warranty or agreement made by CAVIO and Securityholder in this Agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

Article V

ACCESS TO INFORMATION

     5.1 Access to Information. CAVIO and Securityholder shall afford representatives of DCIV reasonable access to officers, personnel, and professional representatives of CAVIO and such of the financial, contractual and corporate records of CAVIO as shall be reasonably necessary for DCIV's investigations and appraisal of CAVIO.

     5.2 Effect of Investigations. Any such investigation by DCIV of CAVIO shall not affect any of the representations and warranties hereunder and shall not be conducted in such manner as to interfere unreasonably with the operation of the business of CAVIO.

Article VI

CONDITIONS TO OBLIGATIONS OF DCIV

     The obligations of DCIV under this Agreement are, at the option of DCIV, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     6.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by CAVIO at or before the Closing Date shall have been duly complied with and performed.

     6.2 Accuracy of Representations and Warranties; Other, Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     6.3 No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon CAVIO, or any of the officers or directors thereof, because of this consummation of the transactions contemplated by this Agreement.

     6.4 Cavio shareholder signatures: CAVIO shall provide signed approval of all its shareholders in the form of Schedule A attached heteto.

Article VII

CONDITIONS TO OBLIGATIONS OF SECURITYHOLDER

     The obligations of Securityholder under this Agreement are, at the option of Securityholder, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     7.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by CAVIO at or before the Closing Date shall have been duly complied with and performed.

     7.2 Accuracy of Representations and Warranties; Other Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     7.3 No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon CAVIO, or any of the officers or directors thereof, because of the consummation of the transactions contemplated by this Agreement.

Article VIII

CLOSING

     8.1 Closing Date. The consummation of the exchange shall take place on June 12, 2002, 3:00 p.m., at the offices of Fraser and Company, 1200 - 999 West Hastings Street, Vancouver, B.C. V6C 2W2, or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

     8.2  DCIV Closing Documents. On the Closing Date, DCIV shall deliver, or cause to be delivered to Cavio and the Securityholder the following:

(a) a certified copy of the DCIV Consent Resolution;

(b) a certified copy of resolutions of the directors of DCIV approving the execution and delivery of this Agreement and the performance of the transactions;

(c) the applicable corporate authorization of DCIV approving the issuance of such DCIV Securities as required pursuant to this Agreement;

(d) a certificate of the officers of DCIV certifying that the representations and warranties of DCIV in Article III are true and correct as of the Closing Date and the disclosure of liabilities of DCIV as at the Closing Date;

(e) a director's resolution of DCIV executed by Donald Bell, as the sole director of DCIV, appointing Paul Mann and Michael Kinley as directors of DCIV;

(f) signed resignation of Donald Bell, as the sole director and officer of DCIV, effective as at the Closing Date;

(g) such other documents as Cavio may reasonably require to effect this Agreement and the transactions contemplated thereby; and

(h) DCIV share certificate(s) registered in such name(s) and denominations provided by Securityholder.

     8.3 Securityholder/Cavio Closing Documents. On the Closing Date, Securityholder and Cavio shall deliver, or cause to be delivered, to DCIV the following:

(a) security certificates representing the Cavio Securities in the name of Securityholder, duly endorsed for transfer to DCIV, or cancellation;

(b) a certified copy of resolutions of the directors of Cavio authorizing the transfer of the Cavio shares, the registration of the Cavio shares in the name of DCIV and the issuance of share certificates representing the Cavio shares in the name of DCIV;

(c) share certificates representing the Cavio shares in the name of DCIV, signed by the President of Cavio; and

(d) a certificate of the officer of Cavio and Securityholder certifying that the representations and warranties of Cavio Securityholder in Article IV are true and correct as of the Closing Date and the disclosure of liabilities of Cavio as of the Closing Date.

     8.4 Other. Between the date hereof and the Closing Date, DCIV will take no actions, other than those reasonably required to consummate a closing, without the prior written consent of CAVIO.

Article IX

INDEMNIFICATION AND ARBITRATION

     9.1 Indemnification. Each of the parties, DCIV on the one hand ; CAVIO and Securityholder collectively on the other hand) agree to indemnify and hold harmless the other against any and all damages, claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) resulting from or related to any breach of, or failure by each of the parties to perform any of their representations, warranties, covenants, conditions or agreements in this Agreement or in any schedule, certificate, exhibit or other document furnished, or to be furnished under this Agreement.

     9.2 Claims of Indemnification. Any claim for indemnification pursuant to this Agreement, unless otherwise received by means of direct negotiation among the parties upon reasonable oral notification by the party seeking indemnification to all other parties, shall be made by writing of the nature and amount of the claim to the other.

Article X

PAYMENT OF EXPENSES

     10.1 Expenses Budget. Each party shall bear its own expenses relating to this transaction.

Article XI

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     11.1 Survival. All statements contained in the Schedules, any Exhibit or other instrument delivered by or on behalf of the parties hereto or in connection with the transactions contemplated by this Agreement shall be deemed to be representations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

Article XII

GENERAL

     12.1 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable" the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     12.2 Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

     12.3 Release and Discharge. Securityholder hereby remises, releases and forever discharges Cavio, its directors, officers, employees and agents, and any such successors and assigns from all actions, causes of action, suits, proceedings, debts, dues, profits, expenses, contracts, damages, claims, demands and liabilities whatsoever, in law or equity, which the Securityholder ever had, now has, or may have against Cavio for or by reason of any matter, cause or thing whatsoever done or omitted to be done by Cavio up to the Closing Date.

     12.4 Power of Attorney. Securityholder hereby irrevocably nominates, constitutes and appoints Paul Mann, with the full power of substitution; as the Securityholder's agent and lawful attorney to act on the Securityholder's behalf with the full power and authority in the Securityholder's name, place and stead to:

(a) execute any and all such documents as may be necessary to register and transfer Securityholder as a Securityholder of DCIV;

(b) approve, ratify, consent and vote on any resolution, which Paul Mann in his sole discretion shall, deem necessary, desirable or proper in order to give effect to the true intent of this Agreement; and

(c) further execute any and all such documents, which Paul Mann in his sole discretion shall, deem necessary, desirable or proper in order to give effect to the true intent of this Agreement

     12.5 Independent Advice. Each and every Securityholder agrees and acknowledges that Fraser and Company does not represent the Securityholder and agrees and acknowledges that each Securityholder has been advised by Cavio and Fraser and Company, and has had the opportunity to obtain independent legal, accounting, investment and tax advice prior to the execution and delivery of this Agreement, and in the event that Securityholder did not avail himself of that opportunity prior to signing this Agreement, such Securityholder did so voluntarily and without any undue pressure or influence and agrees that any failure to obtain independent legal, accounting, investment or tax advice shall not be used as a defence to the enforcement of Securityholder's obligations under this Agreement.

     12.6 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing thereof.
To:	Cavio Corporation 21 Water Street Vancouver, BC
cc:	David W. Smalley, Esq. Fraser and Company Vancouver, British Columbia
To:	Discovery Investments, Inc. 1790 - 400 burrard Street Vancouver, BC V6C 3A6
cc:	David J. Cowan Clark Wilson Vancouver, British Columbia

     Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 12.6.

     12.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     12.8 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

     12.9 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     12.10 Further Assurances. Each of the parties will, on demand by another party, execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such further acts and things as the other may either before or after closing reasonably require to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement and to assure the completion of the transactions contemplated hereby, whether before or after the Closing Date.

     12.11 Time of Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

     12.12 Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

     12.13 Counterparts. This Agreement may be executed in any number of counterparts or by facsimile, each of which shall together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart or facsimile.

     12.14 Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, the parties hereto including those set forth in Schedule "A" have executed this Agreement effective as of and from the day first above here written.

Dated: June 13, 2002

DISCOVERY INVESTMENTS, INC.

By:         /s/ Donald Bell
Donald Bell, President

Dated: June 13, 2002

CAVIO CORPORATION

By:         /s/ Paul Mann
Paul Mann, President

Schedule "A"

to Plan and Agreement of Reorganization dated June 7 , 2002.

I/We the undersigned security holder of Cavio Corporation, a Washington State corporation ("CAVIO") being the beneficial owner and holder of the following securities of CAVIO:

1. Common Shares - _________________

2. Series A Preferred Shares - _______________

3. Warrants - _________________

4. Stock Options - _________________

(defined as the "Cavio Securities"), hereby agree to exchange the Cavio Securities representing ____ % of the fully diluted share capital of CAVIO for 14,000 000 of the fully diluted share capital of Discovery Investments, Inc.("DCIV"), a Nevada corporation, on the terms, conditions and consideration as fully described in the Plan and Agreement of Reorganization (the "Agreement"), a copy of which I/we confirm receipt and read.

Dated:                             , 2002

IF AN INDIVIDUAL	Name of Securityholder
IF A CORPORATION	Name of Securityholder Per: Authorized Signatory